EXHIBIT 99

JOINT FILING AGREEMENT

The undersigned hereby agree to jointly file a statement on Schedule 13D, together with any amendments thereto (collectively, the “Schedule 13Ds”), with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Joint Filing Agreement may be signed in counterpart copies.

Dated: December 4, 2003	ST. CLOUD CAPITAL PARTNERS, LP

	By:	SCCP, LLC
	Its:	General Partner

	By:	/s/ Marshall S. Geller
Name: Marshall S. Geller
Title: Senior Managing Member

Dated: December 4, 2003	SCGP, LLC

	By:	/s/ Cary Fitchey
Name: Cary Fitchey
Title: Managing Member

Dated: December 4, 2003	ST. CLOUD CAPITAL, LLC

	By:	/s/ Cary Fitchey
Name: Cary Fitchey
Title: Managing Member

Dated: December 4, 2003	MARSHALL S. GELLER

	By:	/s/ Marshall S. Geller
Marshall S. Geller

Dated: December 4, 2003	CARY FITCHEY

	By:	/s/ Cary Fitchey
Cary Fitchey